Reference: Section 17(a)iv



 LEASE OF INDUSTRIAL PROPERTY
 FROM U.P.

 (GRAND ISLAND, NEBRASKA)

 LEASE OF INDUSTRIAL PROPERTY

         THIS LEASE ("Lease") is entered into on the 13 day of February 1998 between UNION PACIFIC RAILROAD COMPANY ("Lessor") and CXT INCORPORATED, whose address is North 2420 Sullivan Road, P. 0. Box 14918, Spokane, Washington 99214-0918 ("Lessee").

 IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

 Article I. PREMISES USE.

         Lessor leases to Lessee and Lessee leases from Lessor the premises ("Premises") at Grand Island, Nebraska, as shown on the print dated February 6, 1998, marked Exhibit A, hereto attached and made a part hereof, subject to the provisions of this Lease and of Exhibit B attached hereto and made a part hereof. The Premises may be used for manufacture of concrete ties for the Lessor's use, and such other uses as may be permitted in the Restated Supply Agreement referred to in Article II of this Lease, and for no other purpose.

 Article II. TERM.

         The term of this Lease shall commence on the Thirteenth day of February, 1998, and shall extend for a term of run coterminous with that certain Restated Supply Agreement dated October 1, 1997, by and between the Lessor and lessee. This Lease shall terminate or expire on the same date that said Restated Supply Agreement terminates or expires.

 Article III. RENT.

          A. Lessee shall pay to Lessor, in advance, rent of One Dollar ($1.00) per annum.

          B. Not more than once every sixty eight (68) months, Lessor may redetermine the rent. In the event Lessor does redetermine the rent, Lessor shall notify Lessee of such change.

 Article IV. SPECIAL PROVISIONS.

          A. The words, "which shall not be unreasonably withheld." shall be added to the end of the first sentence of Section 10.A. of Exhibit B.

B.       Section 13.B of Exhibit B shall be deleted.



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          IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first herein written.

 UNION PACEFIC RAILROAD COMPANY                       CXT INCORPORATED

 By: /c/Michael P. Horn                               By: /c/J. White
 Title: Sr. Mgr. - Real Estate                        Title: President & CEO


 NOTE: New.


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 IND LS 110695
 APPROVED, LAW

 EXHIBIT B

 Section 1.       IMPROVEMENTS.

 No improvements placed upon the Premises by Lessee shall become a part of the realty.

         Section 2.        RESERVATIONS AND PRIOR RIGHTS.

     A. Lessor reserves to itself, its agents and contractors, the right to enter the Premises at such times as will not unreasonably interfere with Lessee's use of the Premises.

          3. Lessor reserves (i) the exclusive right to permit third party placement of advertising signs an the Premises, and (ii) the right to construct, maintain and operate now and existing facilities (including, without limitation, trackage, fences, communication facilities, roadways and utilities) upon, over, across or under the Premises, and to grant to others such rights, provided that Lessee's use of the Premises is not interfered with unreasonably.

     C. This Lease is made subject to all outstanding rights, whether or not of record. Lesser reserves the right to renew such outstanding rights.

 Section 3.       PAYMENT OF RENT.

          Rent (which includes the annual rent and all other amounts to be paid by Lessee under this Lease) shall be paid in lawful money of the United States of America, at such place as shall be designated by the Lessor, and without offset or deduction.

 Section 4.       TAXES AND ASSESSMENTS.

          A. Losses shall pay, prior to delinquency, all taxes levied during the life of this Leese an all personal property and improvements on the Premises not belonging to Lessor. If such taxes are paid by Lessor, either separately or an a part of the levy on Lessor's real property, Lessee shall reimburse Lessor in full within thirty (30) days after rendition of Lessor's bill.

B. If the Premises are specially assessed for public improvements, the annual rent will be automatically increased by 12% of the full assessment amount.

 Section 5.       WATER RIGHTS.

          This Lease does not include any right to the use of water under any water right of Lessor, or to establish any water rights except in the name of Lesser.

 Section 6.       CARE AND USE OF PREMISES.

          A. Lessee shall use reasonable care and caution against damage or destruction to the Premises. Lessee shall not use or permit the use of the Premises for any unlawful purpose, maintain any nuisance, permit any waste, or use the Premises in any way that creates a hazard to persons or property. Lessee shall keep the Premises in a safe, neat, clean and presentable condition, and in good condition and repair. Lessee shall keep the sidewalks and public ways on the Premises, and the walkways appurtenant to any railroad spur track(s) on or serving the Premises, free and clear from any substance which might create a hazard and all water flow shall be directed away from the tracks of the Lessor.

     3. Lesses shall not permit any sign on the Premises, except signs relating to Lessee's business.

          C. If any improvement on the Premises not belonging to Lessor is damaged or destroyed by fire or other casualty, Lessee shall, within thirty
 (30) days after such casualty, remove all debris resulting therefrom. If Lessee fails to do so, Lessor may remove such debris and Lesee agrees to reimburse Lessor for all expenses incurred within thirty (30) days after rendition of Lesser's bill.

     D. Lessee shall comply with all governmental laws, ordinances, rules, regulations and orders relating to Leseee's use of the Premises.

 Section 7.       HAZARDOUS MATERIALS, SUBSTANCES AND WASTES.

          A. Without tho prior written consent of Lessor, Lessee shall not use or permit the use of the Premises for the generation, use, treatment, manufacture, production, storage or recycling of any Hazardous Substances, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants and cleaning fluids in order to conduct business at the Premises and (ii) other Hazardous Substances, other than hazardous wastes as defined in the Resource Conservation and Recovery Act, 42 U.S.C. 55 6901, et seq., as amended ("RCRA"), that are necessary for the conduct of Lessee's business at the Premises as specified in Article I. The consent of Lessor may be withheld by Lessor for any reason whatsoever, and may be subject to conditions in addition to those set forth below. It shall the sole responsibility of Lessee to determine whether or not a contemplated use of the premises is a Hazardous Substance use.

B. In no event shall Lessee (i) release, discharge or dispose of any Hazardous Substances, (ii) bring any hazardous wastes as defined in RCRA onto the Premises, (iii) install or use on the Premises any underground storage tanks, or (iv) store any Hazardous Substances within one hundred feet (100') of the center line of any main track.

          C. If Lessee uses or permits the use of the Premises for a Hazardous Substance use, with or without Lessor's consent, Lessee shall furnish to Lessor copies of all permits, identification numbers and notices issued by governmental agencies in connection with such Hazardous Substance use, together with such other information an the Hazardous Substance use as may be requested by Lessor. If requested by Lessor. Lessee shall cause to be performed an environmental assessment of the Premises upon termination of the Lease and shall furnish Lessor a copy of such report, at Lessee's sole cost and expense.

          D. Without limitation of the provisions of Section 12 of this Exhibit B, Lessee, shall be responsible for all damages, losses, costs, expenses, claims, fines and penalties related in any manner to any Hazardous Substance use of the Premises (or any property in proximity to the Premises) during the term of this Lease or, if longer, during Lessee's occupancy of the Premises, regardless of Lossor's consent to such use, or any negligence, misconduct or strict liability of any Indemnified Party (as defined in Section 12), and including, without limitation, (i) any diminution in the value of the Premises and/or any adjacent property of any of the Indemnified Parties, and (ii) the cost and expense of clean-up, restoration, containment, remediation, decontamination, removal, investigation. monitoring, closure or post-closure. Notwithstanding the foregoing, Lessee shall not be responsible for Hazardous Substances (i) existing on, in or under the Premises prior to the earlier to occur of the commencement of the term of the Lease or Lessee's taking occupancy of the Premises, or (ii) migrating from adjacent property not controlled by Lessee, or (iii) placed on, in or under the Premises by any of the Indemnified Parties; except where the Hazardous Substance is discovered by, or the contamination is exacerbated by, any excavation or investigation undertaken by or at the behest of Lessee. Lessee shall have the burden of proving by a preponderance of the evidence that any exceptions of the foregoing to Lessee's responsibility for Hazardous Substances applies.

          E. In addition to the other rights and remedies of Lessor under this Lease or as may be provided by law, it Lessor reasonably determines that the Premises may have been used during the term of this Lease or any prior lease with Lessee for all or any portion of the Premises, or are being used for any Hazardous Substance use, with or without Lessor's consent thereto, and that a release or other contamination may have occurred, Lessor may, at its election and at any time during the life of this Lease or thereafter (i) cause the Premises and/or any adjacent premises of Lessor to be tested, investigated, or monitored for the presence of any Hazardous Substance, (ii) cause any Hazardous Substance to be removed from the Premises and any adjacent lands of Lessor,
 (iii) cause to be performed any restoration of the Premises and any adjacent lands of Lessor, and (iv) cause to be performed any remediation of, or response to, the environmental condition of the Premises and the adjacent lands of Lessor, aa Landlord reasonably may deem necessary or desirable, and the cost and expense thereof shall be reimbursed by Lessee to Lessor within thirty (30) days after rendition of Lessor's bill. In addition, Lessor may, at its election, require Lessee, at Lessee's sole cost and expense, to perform such work, in which event, Lessee shall promptly commence to perform and thereafter diligently prosecute to completion such work, using one or more contractors and a supervising consulting engineer approved in advance by Lessor.

     F. For purposes of this Section 7, the term "Hazardous Substance" shall mean (i) those substances included within the definitions of "hazardous substance", "pollutant", "contaminant", or "hazardous waste", in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. SS 9601, et. seq., as amended or in RCRA, the regulations promulgated pursuant to either such Act, or state laws and regulations similar to or promulgated pursuant to either such Act, (ii) any material, waste or substance which is (A) petroleum, (B) asbestos, (C) flamable or explosive, or D) radioactive; and (iii) such other substances, materials and wastes which are or become regulated or classified an hazardous or toxic under federal, state or local law.

 Section 8.           UTILITIES

     A. Lessee will arrange and pay for all utilities and services supplied to the Premises or to Lessee.

     B. All utilities and services will be separately metered to Lessee. If not separately metered, Lessee shall pay its proportionate share as reasonably determined by Lessor.

 Section 9.       LIENS.
     Lesee shall not allow any liens to attach to the Premises for any services, labor or Materials furnished to the Premises or otherwise arising from Lessee's use of the Premises. Lessor shall have the right to discharge any such liens at Lessee's expense.


 Section 10.      ALTERATIONS AND IMPROVEMENTS; CLEARANCES.

          A. No alterations, improvements or installations may be made an the Premises without the prior consent of Lassor. Such consent, if given, shall be subject to the needs and requirements of the Lessor in the operation of its Railroad and to such other conditions as Lessor determines to impose. In all events such consent shall be conditioned upon strict conformance with all applicable govornmental requirements and Lessor's then-current clearance standards.

     B. All alterations, improvements or installations shall be at Lessee's sole cost and expense.

          C. Lessee shall comply with Lessor's then-current clearance standards, except (i) where to do so would cause Lessee to violate an applicable governmental requirement, or (ii) for any improvement or device in place prior to Lessee taking possession of the Premises if such improvement or device complied with Lessor's clearance standards at the time of its installation.

          D. Any actual or implied knowledge of Lessor of a violation of the clearance requirements of this Lease or of any governmental requirements shall not relieve Lessee of the obligation to comply with such requirements, nor shall any consent of Lessor be deemed to be a representation of such compliance.

 Section 11.      AS-IS.

          Lessee accepts the Premises in its present condition with all faults, whether patent or latent, and without warranties or covenants, express or implied. Lessee acknowledges that Lessor shall have no duty to maintain, repair or improve the Premises.

 Section 12.      RELEASE AND INDEMNITY

          A. As a material part of the consideration for this Lease, Lessee, to the extent it may lawfully do so, waives and releases any and all claims against Lessor for, and agrees to indemnify, defend and hold harmless Lessor, its affiliates, and its and their officers, agents and employees ("Indemnified Parties") from and against, any loss, damage (including, without limitation, punitive or consequential damages), injury, liability, claim, demand, cost or expense (including, without limitation, attorneys' fees and court costs), fine or penaIty (collectively, "Loss") incurred by any person (including, without limitation, Lessor, Lessee, or any employee of Lessor or Lessee) and arising from or related to (i) any use of the Premises by Lessee or any invitee or licensee of Lessee, (ii) any act or emission of Lessee, its officers, agents, employees, licensees or invitees, or (iii) any breach of this Lease by Lessee.

          B. The foregoing release and indemnity shall apply regardless of any negligence, misconduct or strict liability of any Indemnified Party, except that the indemnity, only, shall not apply to any Loss caused by the sole, active and direct negligence of any Indemnified Party if the Loss (i) was not occasioned by fire or other casualty, or (ii) was not occasioned by water, including, without limitation, water damage due to the position, location, construction or condition of any structures or other improvements or facilities of any Indemnified Party.

          C. Where applicable to the Loss, the liability provisions of any contract between Lessor and Lessee covering the carriage of shipments or trackage serving the Premises shall govern the Loss and shall supersede the provisions of this Section 12.

     D. No provision of this Lease with respect to insurance shall limit the extent of the release and indemnity provisions of this Section 12.

 Section 13.      TERMINATION.

          A. Lessor may terminate this Lease by giving Lessee notice of termination, if Lessee (i) fails to pay rent within fifteen (15) days after the due date, or (ii) defaults under any other obligation of Lessee under this Lease and, after written notice is given by Lessor to Lessee specifying the default, Lessee fails either to immediately commence to cure the default, or to complete the cure expaditiously but in all events within thirty (30) days after the default notice is given.

          B. Notwithstanding the term of this Lease set forth in Article II.A., Lessor or Lessee may terminate this Lease without cause upon thirty (30) days' notice to the other party; provided. however, that at Lessor's election, no such termination by Lessee shall be effective unless and until Lessee has vacated and restored the Premises as required in Section 15A, at which time Lessor shall refund to Lessee, on a pro rata basis, any unearned rental paid in advance.

 Section 14.      LESSOR'S REMEDIES.

          Lessor's remedies for Lessee's default are to (a) enter and take possession of the Premises, without terminating this Lease, and relet the Premises an behalf of Lessee, collect and receive the rent from reletting, and charge Lessee for the cost of reletting, and/or (b) terminate this Lease as provided in Section 13 A) above and sue Lessee for damages, and/or (c) exercise such other remedies as Lessor may have at law or in equity. Lesser may enter and take possession of the Premises by self - help, by changing locks, if necessary, and may lock out Leesee, all without being liable for damages.

 Section 15.      VACATION OF PREMISES:  REMOVAL OF LESSEE'S PROPERTY

 A. Upon termination howsoever of this Lease, Lessee (i) shall have peaceably and quietly vacated and surrendered possession of the Premises to Lessor. without Lessor giving any notice to quit or demand for possession, and (ii) shall have removed from the Premises all structures, property and other materials not belonging to Lessor, and restored the surface of the ground to as good a condition as the same was in before such structures were erected, including, without limitation. the removal of foundations, the filling in of excavations and pits, and the removal of debris and rubbish.

          a. If Lessee has not completed such removal and restoration within thirty (30) days after termination of this Lease, Lessor may, at its election, and at any time or times, (i) perform the work and Lessee shall reimburse Lessor for the cost thereof within thirty (30) days after bill is rendered,
 (ii) take title to all or any portion of such structures or property by giving notice of such election to Lessee, and/or (iii) treat Lessee as a holdover tenant at will until such removal and restoration is completed.

 Section 16.      FIBER OPTICS.

          Lessee shall telephone Lessor at 1-800-336-9193 (a 24-hour number) to determine if fiber optic cable is buried an the Premises. If cable is buried on the Premises, Lessee will telephone the telecommunications campany(ies), arrange for a cable locator, and make arrangements for relocation or other protection of the cable. Notwithstanding compliance by Lessee with this Section 16, the release and indemnity provisions of Section 12 above shall apply fully to any damage or destruction of any telecommunications system.

 Section 17.      NOTICES.

          Any notice, consent or approval to be given under this Lease, shall be in writing, and personally served, sent by reputable courier service, or sent by certified mail, postage prepaid, return receipt requested, to Lessor at:
 Contracts a Real Estate Department, Room 1100, 1416 Dodge Street, Omaha, Nebraska 68179; and to Lessee at the above address, or such other address as a party may designate in notice given to the other party. Mailed notices shall be deemed served five (5) days after deposit in the U.S. Mail. Notices which are personally served or sent by courier service shall be deemed served upon receipt.

 Section 18.      ASSIGNMENT.

         A. Lessee shall not sublease the Premises, in whole or in part, or assign, encumber or transfer (by operation of law or otherwise) this Lease, without the prior consent of Lessor, which consent may be denied at Lessor's sole and absolute discretion. Any purported transfer or assignment without Lessor's consent shall be void and shall be a default by Lessee.

          B. Subject to this Section 18, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

 Section 19.      CONDEMNATION.

          If, as reasonably determined by Lessor, the Premises cannot be used by Lessee because of a condemnation or sale in lieu of condemnation, then this Lease shall automatically terminate. Lessor shall be entitled to the entire award or proceeds for any total or partial condemnation or sale in lieu thereof, including, without limitation, any award or proceeds for the value of the leasehold estate created by this Lease. Notwithstanding the foregoing, Lessee shall have the right to pursue recovery from the condemning authority of such compensation as may be separately awarded to Lessee for Lessee's relocation expenses, the taking of Lessee's personal property and fixtures, and the interruption of or damage to Lessee's business.

 Section 20.      ATTORNEY'S FEES.

  If either party retains an attorney to enforce this Lease (including, without limitation, the indemnity provisions of this Lease), the prevailing party in entitled to recover reasonable attorney's fees.

 Section 21.      ENTIRE AGREEMENT.

      This Lease is the entire agreement between the parties, and supersedes all other oral or written agreements between the parties pertaining to this transaction. Except for the unilateral redetermination of annual rent as provided in Article III., this Lease may be amended only by a written instrument signed by Lessor and Lessee.